UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2005
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15190 (Commission File Number)	13-3159796 (I.R.S. Employer Identification No.)
58 South Service Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 8.01. Other Events
SIGNATURE

     This Current Report on Form 8-K/A amends the Form 8-K filed by OSI Pharmaceuticals, Inc. (“OSI”) on December 14, 2005 to correct a typographical error by changing March 16, 2005 to March 16, 2006.
ITEM 8.01. Other Events
     In the proxy statement for our 2005 Annual Meeting of Stockholders, we stated that because we changed our fiscal year end from September 30 to December 31, our 2006 Annual Meeting would be postponed from March 2006, the month during which we would traditionally hold our annual meeting. We have today set June 14, 2006 as the date of the 2006 Annual Meeting, and accordingly we are in a position to advise stockholders of the deadlines applicable for the submission of proposals for such meeting.
     Stockholders who intend to submit proposals to be included in our Proxy Statement for the Annual Meeting of Stockholders to be held on June 14, 2006 must submit their proposals to the Secretary of the Corporation at 58 South Service Road, Suite 110, Melville, New York 11747, not later than January 31, 2006. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC.
     Stockholders who intend to present proposals at our 2006 Annual Meeting, not intending to have such proposals included in the Proxy Statement for that meeting, must submit their proposal to the Secretary of the Corporation at 58 South Service Road, Suite 110, Melville, New York 11747, not later than March 16, 2006. If notification of a stockholder proposal is not received by the above date, the proposal may not be presented.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2005	OSI PHARMACEUTICALS, INC.
	By:	/s/ BARBARA A. WOOD
Barbara A. Wood
Vice President, General Counsel and Secretary